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Exhibit 11 - Computation of Per Share Earnings
             (in thousands, except per share amounts)

                                                              Three Months Ended
                                                                   March 31
                                                              ------------------
                                                              1997         1996
                                                              ----         ----
Primary
     Average shares outstanding                               6,159        5,432
     Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                                 -0-        1,264
                                                            -------       ------
     Total                                                    6,159        6,696
                                                            =======       ======
     Net Income (loss)                                      $  (728)      $  189
                                                            =======       ======
     Per Share Amount                                       $ (0.12)      $ 0.03
                                                            =======       ======

Fully diluted
     Average shares outstanding                               6,159        5,432
     Net effect of dilutive stock options --
     based on the treasury stock method
     using the period-end market price, if
     higher than average market price                           -0-        1,284
                                                            -------       ------
     Total                                                    6,159        6,716
                                                            =======       ======
     Net Income (loss)                                      $  (728)      $  189
                                                            =======       ======
     Per share amount                                       $ (0.12)      $ 0.03
                                                            =======       ======